EXHIBIT 11

                            CHARTER POWER SYSTEMS, INC. AND SUBSIDIARIES
                                  EARNINGS PER SHARE COMPUTATIONS
                                 (Dollars and shares in thousands)


                                                       (Unaudited)                        (Unaudited)
                                                   Three months ended                   Six months ended
                                                        July 31,                            July 31,
                                                   1996            1995               1996           1995
                                                   ----            ----               ----           ----
NET INCOME .................................      $2,650          $3,930             $6,296         $7,105
                                                  ======          ======             ======         ======
Weighted average number of common
  shares outstanding .......................       6,441           5,979              6,363          5,973
Effect of shares issuable under stock
  option plan ..............................         161             455                213            441
                                                  ------          ------             ------         ------
WEIGHTED AVERAGE NUMBER OF
  SHARES OUTSTANDING (PRIMARY) .............       6,602           6,434              6,576          6,414
                                                  ======          ======             ======         ======
NET INCOME PER COMMON AND
  COMMON EQUIVALENT SHARE
   (PRIMARY) ...............................      $ 0.40          $ 0.61             $ 0.96         $ 1.11
                                                  ======          ======             ======         ======

Weighted average number of common
  shares outstanding .......................       6,441           5,979              6,363          5,973
Effect of shares issuable under stock
  option plan ..............................         161             468                213            448
                                                  ------          ------             ------         ------
WEIGHTED AVERAGE NUMBER OF
  SHARES OUTSTANDING (FULLY
  DILUTED) .................................       6,602           6,447              6,576          6,421
                                                  ======          ======             ======         ======
NET INCOME PER COMMON AND
  COMMON EQUIVALENT SHARE
  (FULLY DILUTED) ..........................      $ 0.40          $ 0.61             $ 0.96         $ 1.11
                                                  ======          ======             ======         ======
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